Exhibit 99.1

News Release	TRW Automotive 12001 Tech Center Drive Livonia, Mich. 48150 USA

Investor Relations Contact:
Patrick R. Stobb
(734) 855-3140

Media Contact:
Manley Ford
(734) 855-2616

TRW Automotive Presents at Morgan Stanley Global Automotive Conference; Reiterates Full Year 2005 Guidance

LIVONIA, MICHIGAN, March 21, 2005 — TRW Automotive Holdings Corp. (NYSE: TRW) will present this afternoon to investors and financial analysts at the Morgan Stanley Automotive Conference in New York City. Company president and chief executive officer, John C. Plant, and executive vice president and chief financial officer, Joseph S. Cantie, will provide a general business overview and discuss other related matters, including outlook for the year.

To access a live web cast of the presentation, along with the presentation slides and other related material, please visit the investor information section of the Company’s web site at www.trwauto.com. The presentation is scheduled to begin at approximately 2:15 p.m. (EST).

2005 Outlook
 For full-year 2005, the Company is reiterating its full year guidance, which calls for revenue in the range $12.3 to $12.7 billion and earnings per diluted share in the range of $1.50 to $1.75, based on current industry conditions.

The Company’s guidance range includes approximately $3 million of expenses related to refinancing transactions initiated in the fourth quarter of 2004 and pre-tax expenses of approximately $8 million for the adoption of FASB Statement No. 123 Revised, which requires the recognition of book expense related to stock-based compensation.

In addition, this guidance includes approximately $35 million related to restructuring actions and $33 million of expenses for amortization of intangibles resulting from the February 2003 acquisition of the Company by affiliates of The Blackstone Group L.P. from Northrop Grumman Corporation. The earnings range also assumes an effective tax rate in the range of 45% to 50%. Lastly, the Company expects capital expenditures to total approximately 4% of sales for the year.

About TRW
 With 2004 sales of $12.0 billion, TRW Automotive ranks among the world’s top 10 automotive suppliers. Headquartered in Livonia, Michigan, USA, the Company, through its subsidiaries, employs approximately 60,000 people in 24 countries. TRW Automotive products include integrated vehicle control and driver assist systems, braking systems, steering systems, suspension systems, occupant safety systems (seat belts and airbags), electronics, engine components, fastening systems and aftermarket replacement parts and services. All references to “TRW Automotive”, “TRW” or the “Company” in this press release refer to TRW Automotive Holdings Corp. and its subsidiaries, unless otherwise indicated. TRW Automotive news is available on the internet at www.trwauto.com.

Forward-Looking Statements
 This release contains statements that are not statements of historical fact, but instead are forward-looking statements. All forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those contained in forward-looking statements made in this release. Such risks, uncertainties and other important factors which could cause our actual results to differ materially from those contained in our forward-looking statements are set forth in our Report on Form 10-K for the fiscal year ended December 31, 2004 (the “10K”), and include: escalating pricing pressures from our customers; severe inflationary pressures impacting the ferrous metals market; our substantial leverage; interest rate risk arising from our variable rate indebtedness; the highly competitive automotive parts industry and its cyclicality; non-performance by, or insolvency of, our suppliers; product liability and warranty and recall claims; our dependence on our largest customers; loss of market share by domestic vehicle manufacturers; limitations on flexibility in operating our business contained in our debt agreements; fluctuations in foreign exchange rates;

the possibility that our owners’ interests will conflict with ours; work stoppages or other labor issues and other risks and uncertainties set forth under “Risk Factors” in the Prospectus, in the 10-K and in our other SEC filings. We do not intend or assume any obligation to update any of these forward-looking statements.

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